Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2005 RESULTS

-Third Quarter 2005 Net Revenue and EBITDA as Adjusted

Increase 8% and 14%, Respectively, In Line with Guidance-

SANTA MONICA, CALIFORNIA, November 3, 2005 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2005.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,			% Change
	2005	2004		2005	2004
Net revenue	$75,537	$70,024	8%	$207,800	$191,019		9%
Operating expenses (1)	44,562	42,028	6%	127,687	120,755		6%
Broadcast cash flow (2)	30,975	27,996	11%	80,113	70,264		14%
EBITDA as adjusted (2)	26,738	23,554	14%	67,532	57,690		17%
Free cash flow (3)	$12,859	$12,739	1%	$28,462	$27,655		3%
Free cash flow per share, basic and diluted	$0.10	$0.10	0%	$0.23	$0.22	(4)	5%
Net income (loss) (5)	$(12,280)	$3,689	NM	$(13,078)	$3,555		NM
Net loss per share applicable to common stockholders, basic and diluted (5)	$(0.10)	$(0.05)	100%	$(0.11)	$(0.12)		(8%)
Weighted average common shares outstanding, basic and diluted	124,323,711	124,138,087		124,268,943	99,575,647

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain (loss) on sale of assets.

(2)	Broadcast cash flow means operating income (loss) before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company made bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by the weighted average common shares outstanding.

(4)	The Series U preferred stock held by Univision was converted into shares of the Company’s new Class U common stock on July 1, 2004. If the Series U preferred stock had been treated as common stock outstanding, the basic weighted average common shares outstanding would have been 124,103,535 for the nine-month period ended September 30, 2004. This calculation of common stock shares was used for the free cash flow calculation for the nine-month period ended September 30, 2004.

(5)	Net loss and net loss per share for the three- and nine-month periods ended September 30, 2005 include a loss on debt extinguishment of $28 million as a result of the refinancing of our former bank credit facility and the completion of a tender offer for all of our previously outstanding $225 million senior subordinated notes.

Commenting on the Company’s third quarter earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “Our ability to continually outperform our peers highlights the strength of our business model and the operating momentum of all three of our divisions. During the quarter, we recorded impressive revenue growth with our radio and outdoor assets delivering double digit gains. We continue to make progress in closing the revenue gap between Hispanic and general market media as we monetize our ratings performance through the expansion of our rate base and introduce new clients to Spanish language advertising.”

Mr. Ulloa continued, “Through our diverse portfolio of assets serving the fastest-growing and highest-density U.S. Hispanic markets, we provide advertisers with an effective outlet to tap the increasing purchasing power of Hispanic consumers. As we seek to drive our business, we remain committed to controlling costs, improving our bottom line and reviewing our asset base to ensure we are optimally positioned to capitalize on future growth opportunities.”

Financial Results

Three Months Ended September 30, 2005 Compared to Three Months Ended September 30, 2004 (Unaudited)

	Three Months Ended September 30,
	2005	2004	% Change
Net revenue	$75,537	$70,024	8%
Operating expenses (1)	44,562	42,028	6%

Broadcast cash flow (1)	30,975	27,996	11%
Corporate expenses	4,237	4,442	(5%)

EBITDA as adjusted (1)	26,738	23,554	14%
Loss on sale of assets	—	240	NM
Non-cash stock-based compensation	182	79	130%
Depreciation and amortization	11,770	10,388	13%

Operating income	14,786	12,847	15%
Interest expense, net	(7,595)	(6,732)	13%
Loss on debt extinguishment	(27,969)	—	NM

Income (loss) before income taxes	(20,778)	6,115	NM
Income tax benefit (expense)	7,915	(3,006)	NM

Income (loss) before equity in net earnings of nonconsolidated affiliates	(12,863)	3,109	NM
Equity in net earnings of nonconsolidated affiliates	43	59	(27%)

Income (loss) before discontinued operations	(12,820)	3,168	NM
Gain on disposal of discontinued operations	—	521	NM

Net income (loss)	$(12,820)	$3,689	NM

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Net revenue increased to $75.5 million for the three-month period ended September 30, 2005 from $70.0 million for the three-month period ended September 30, 2004, an increase of $5.5 million, or 8%. The overall increase came mainly from our radio segment, which accounted for an increase of $3.1 million. The increase from this segment was primarily attributable to an increase in local advertising rates, as well as revenue associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM. Additionally, $1.4 million of the overall increase came from our television segment. The increase from this segment was primarily attributable to an increase in local advertising sales, primarily due to an increase in inventory sold. The remaining $1.0 million of the increase came from our outdoor segment and was primarily attributable to an increase in advertising rates and higher occupancy, as well as revenue associated with our new Sacramento bus advertising contract.

Company operating expenses increased to $44.6 million for the three-month period ended September 30, 2005 from $42.0 million for the three-month period ended September 30, 2004, an increase of $2.6 million, or 6%. Of the overall increase, $1.3 million came from our radio segment. The increase from this segment was primarily attributable to an increase in commissions and other sales-related expenses associated with the increase in net revenue and an increase in salaries, as well as expenses associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM. Additionally, $0.9 million of the overall increase came from our outdoor segment. The increase from this segment was primarily attributable to increased leasing expense and expenses associated with the addition of our new Sacramento bus advertising contract. The remaining $0.4 million of the overall increase came from our television segment and was primarily attributable to an increase in salaries and license fees, partially offset by a decrease in bad debt expense.

Broadcast cash flow increased to $31.0 million for the three-month period ended September 30, 2005 from $28.0 million for the three-month period ended September 30, 2004, an increase of $3.0 million, or 11%.

Corporate expenses decreased to $4.2 million for the three-month period ended September 30, 2005 from $4.4 million for the three-month period ended September 30, 2004, a decrease of $0.2 million, or 5%. The decrease was mainly attributable to higher legal expenses related to financing the repurchase of our Series A preferred stock in the prior year, partially offset by higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls, in the current year.

EBITDA as adjusted increased to $26.7 million for the three-month period ended September 30, 2005 from $23.6 million for the three-month period ended September 30, 2004, an increase of $3.1 million, or 14%.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

(Unaudited)

	Nine Months Ended September 30,
	2005	2004	% Change
Net revenue	$207,800	$191,019	9%
Operating expenses (1)	127,687	120,755 (2)	6%

Broadcast cash flow (1)	80,113	70,264	14%
Corporate expenses	12,581	12,574	0%

EBITDA as adjusted (1)	67,532	57,690	17%
Gain on sale of assets	—	(3,156)	NM
Non-cash stock-based compensation	617	37	NM
Depreciation and amortization	34,822	32,421	7%

Operating income	32,093	28,388	13%
Interest expense, net	(23,950)	(20,079)	19%
Loss on debt extinguishment	(27,969)	—	NM

Income (loss) before income taxes	(19,826)	8,309	NM
Income tax benefit (expense)	6,823	(5,292)	NM

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	(13,003)	3,017	NM
Equity in net earnings (loss) of nonconsolidated affiliates	(75)	17	NM

Income (loss) before discontinued operations	(13,078)	3,034	NM
Gain on disposal of discontinued operations	—	521	NM

Net income (loss)	$(13,078)	$3,555	NM

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

(2)	Includes a one-time recovery of $961 thousand of operating expenses in accordance with the terms of an amendment to our marketing and sales agreement with Univision.

Net revenue increased to $207.8 million for the nine-month period ended September 30, 2005 from $191.0 million for the nine-month period ended September 30, 2004, an increase of $16.8 million, or 9%. Excluding the net revenue contributed during the nine-month period ended September 30, 2004 by our radio stations in Chicago and Fresno that we sold in the first half of 2004, net revenue would have increased by $17.4 million. The overall increase came mainly from our television and radio segments, which together accounted for an increase of $14.3 million. The increase from these segments was primarily attributable to an increase in advertising rates and increased advertising sold, as well as revenue associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM. The remaining $2.5 million of the increase came from our outdoor segment and was primarily attributable to an increase in advertising rates.

Company operating expenses increased to $127.7 million for the nine-month period ended September 30, 2005 from $120.8 million for the nine-month period ended September 30, 2004, an increase of $6.9 million, or 6%. Excluding the operating expenses incurred during the nine-month period ended September 30, 2004 by our radio stations in Chicago and Fresno that we sold in the first half of 2004, operating expenses would have increased by $7.5 million. The overall increase came mainly from our television and radio segments, which together accounted for an increase of $5.5 million. The increase from these segments was primarily attributable to a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision, an increase in commissions and other sales-related expenses associated with the increase in net revenue, an increase in news production costs due to the expansion of our newscast operations in the San Diego market and an increase in salaries, as well as expenses associated with radio station KBMB-FM acquired in the second half of 2004 and radio station KDLD-FM/KDLE-FM, partially offset by a decrease in bad debt expense. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for approximately $1.4 million of the overall increase. The increase from this segment was primarily attributable to increased leasing expense and expenses associated with the addition of the new Sacramento bus advertising contract.

Broadcast cash flow increased to $80.1 million for the nine-month period ended September 30, 2005 from $70.3 million for the nine-month period ended September 30, 2004, an increase of $9.8 million, or 14%.

Corporate expenses were flat at $12.6 million for the each of the nine-month periods ended September 30, 2005 and 2004. We experienced increased expenses in the current year, primarily attributable to higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls, which were offset by higher legal expenses related to financing the repurchase of our Series A preferred stock in the prior year.

EBITDA as adjusted increased to $67.5 million for the nine-month period ended September 30, 2005 from $57.7 million for the nine-month period ended September 30, 2004, an increase of $9.8 million, or 17%.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended September 30,
	2005	2004	% Change
Net Revenue
Television	$37,836	$36,428	4%
Radio	28,364	25,303	12%
Outdoor	9,337	8,293	13%

Total	$75,537	$70,024	8%

Operating Expenses (1)
Television	$20,619	$20,216	2%
Radio	16,492	15,187	9%
Outdoor	7,451	6,625	12%

Total	$44,562	$42,028	6%

Broadcast Cash Flow (1)
Television	$17,217	$16,212	6%
Radio	11,872	10,116	17%
Outdoor	1,886	1,668	13%

Total	$30,975	$27,996	11%

EBITDA as adjusted (1)
Corporate expenses	$4,237	$4,442	(5%)

Total	$26,738	$23,554	14%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Guidance

The following is the Company’s guidance for the fourth quarter of 2005. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking (unaudited; in thousands):

	Q4 2005	Q4 2004	% Change
Net Revenue:
Television	$37,700 – $37,900	$35,814	5% - 6%
Radio	24,150 – 24,450	23,905	1% - 2%
Outdoor	8,900 – 9,000	8,315	7% - 8%

Total net revenue	70,750 – 71,350	$68,034	4% - 5%
Operating expenses	43,725 – 43,850	41,589	5%

Corporate expenses	4,200 – 4,250	4,205	0% - 1%

Entravision Communications Corporation will hold a conference call to discuss its 2005 third quarter results on November 3, 2005 at 5:00 p.m. Eastern Standard Time. To access the conference call, please dial 212-676-4919 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 54 owned and operated radio stations. The company’s outdoor operations consist of approximately 11,100 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenue (including related parties of $150, $232, $450 and $783)	$75,537	$70,024	$207,800	$191,019

Expenses:
Direct operating expenses (including related parties of $3,100, $3,192, $8,493 and $8,593)	31,244	28,755	89,125	83,490
Selling, general and administrative expenses	13,318	13,273	38,562	37,265
Corporate expenses	4,237	4,442	12,581	12,574
Loss (gain) on sale of assets	—	240	—	(3,156)
Non-cash stock-based compensation	182	79	617	37
Depreciation and amortization	11,770	10,388	34,822	32,421

Total operating expenses	60,751	57,177	175,707	162,631

Operating income	14,786	12,847	32,093	28,388
Interest expense	(8,796)	(6,893)	(25,512)	(20,396)
Interest income	1,201	161	1,562	317
Loss on debt extinguishment	(27,969)	—	(27,969)	—

Income (loss) before income taxes	(20,778)	6,115	(19,826)	8,309
Income tax benefit (expense)	7,915	(3,006)	6,823	(5,292)

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	(12,863)	3,109	(13,003)	3,017
Equity in net earnings (loss) of nonconsolidated affiliates	43	59	(75)	17

Income (loss) before discontinued operations	(12,820)	3,168	(13,078)	3,034
Gain on disposal of discontinued operations, net of tax of $0, $350, $0 and $350	—	521	—	521

Net income (loss)	(12,820)	3,689	(13,078)	3,555
Accretion of preferred stock redemption value	—	(9,769)	—	(15,913)

Net loss applicable to common stock	$(12,820)	$(6,080)	$(13,078)	$(12,358)

Net loss per share from continuing operations applicable to common stockholders	$(0.10)	$(0.05)	$(0.11)	$(0.13)
Net income per share from discontinued operations	—	$0.00	—	$0.01

Net loss per share applicable to common stockholders, basic and diluted	$(0.10)	$(0.05)	$(0.11)	$(0.12)

Basic and diluted weighted average common shares outstanding	124,323,711	124,138,087	124,268,943	99,575,647

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income (Loss)

(In thousands) (Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income (loss). A reconciliation of these non-GAAP measures to net income (loss) for each of the periods presented is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Broadcast cash flow (1)	$30,975	$27,996	$80,113	$70,264
Corporate expenses	4,237	4,442	12,581	12,574

EBITDA as adjusted (1)	26,738	23,554	67,532	57,690
Loss (gain) from sale of assets	—	240	—	(3,156)
Non-cash stock-based compensation	182	79	617	37
Depreciation and amortization	11,770	10,388	34,822	32,421

Operating income	14,786	12,847	32,093	28,388
Interest expense	(8,796)	(6,893)	(25,512)	(20,396)
Interest income	1,201	161	1,562	317
Loss on debt extinguishment	(27,969)	—	(27,969)	—

Income (loss) before income taxes	(20,778)	6,115	(19,826)	8,309
Income tax benefit (expense)	7,915	(3,006)	6,823	(5,292)

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	(12,863)	3,109	(13,003)	3,017
Equity in net earnings (loss) of nonconsolidated affiliates	43	59	(75)	17

Income (loss) before discontinued operations	(12,820)	3,168	(13,078)	3,034
Gain on disposal of discontinued operations	—	521	—	521

Net income (loss)	$(12,820)	$3,689	$(13,078)	$3,555

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
EBITDA as adjusted (1)	$26,738	$23,554	$67,532	$57,690
Net interest expense (1)	(8,004)	(6,027)	(23,163)	(17,763)
Cash paid for income taxes	(286)	(457)	(1,158)	(1,128)
Capital expenditures (2)	(5,589)	(4,331)	(14,749)	(11,144)

Free cash flow (1)	12,859	12,739	28,462	27,655
Capital expenditures (2)	5,589	4,331	14,749	11,144
Non-cash interest benefit (expense) relating to amortization of debt finance costs and swap	409	(705)	(787)	(2,316)
Non-cash income tax benefit (expense)	8,201	(2,549)	7,981	(4,164)
Gain (loss) on sale of assets	—	(240)	—	3,156
Non-cash stock-based compensation	(182)	(79)	(617)	(37)
Loss on debt extinguishment	(27,969)	—	(27,969)	—
Depreciation and amortization	(11,770)	(10,388)	(34,822)	(32,421)

Income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	(12,863)	3,109	(13,003)	3,017
Equity in net earnings (loss) of nonconsolidated affiliates	43	59	(75)	17

Income (loss) before discontinued operations	(12,820)	3,168	(13,078)	3,034
Gain on disposal of discontinued operations	—	521	—	521

Net income (loss)	$(12,820)	$3,689	$(13,078)	$3,555

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.